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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Data" and to the use of our report dated February 18, 2002, in the Registration Statement (Form S-4 No. 333-88978)
and related Prospectus of aaiPharma Inc. for the registration of $175,000,000 of 11% Senior Subordinated Notes due 2010.


                                     /s/ Ernst & Young LLP

Raleigh, North Carolina
June 27, 2002